UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

Met-Pro Technologies LLC

(successor by merger to Met-Pro Corporation)

(Exact Name of registrant as specified in its charter)

Delaware	001-07763	46-2630972
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Met-Pro Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the transactions described under Item 2.01 below, Met-Pro Technologies LLC, a Delaware limited liability company (successor by merger to Met-Pro Corporation, a Pennsylvania corporation) (“Met-Pro”), terminated each of (i) the Perkasie Borough Industrial Development Authority Economic Development Revenue Bond (Met-Pro Corporation Project) Series 2005, dated December 30, 2005, between Met-Pro and Brown Brothers Harriman & Co., and the other documents executed in connection therewith, including without limitation, the Financing Agreement, ISDA Master Agreement and Schedule thereto, and Trade Confirmation, and (ii) the Promissory Note in the original principal amount of $4,000,000 from Met-Pro to RBS Citizens (as successor-in-interest to Mellon Bank, N.A.), dated February 23, 1996. Each such agreement was terminated immediately prior to the effective time of the First Merger described under Item 2.01 below. Payments of the amounts outstanding under the Perkasie Borough Industrial Development Authority Economic Development Revenue Bond and related loan documents in the amount of approximately $2.0 million were made in full in cash. No payments were paid under the RBS Citizens Promissory Note as no amounts were outstanding thereunder.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 27, 2013, Met-Pro, then a Pennsylvania corporation, completed its merger (the “First Merger”) with Mustang Acquisition Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of CECO Environmental Corp., a Delaware corporation (“CECO”), whereby Merger Sub merged with and into Met-Pro with Met-Pro continuing as the surviving corporation in the First Merger, and as a result of which Met-Pro was acquired by, and became a wholly owned subsidiary of, CECO. Subsequently, also on August 27, 2013, the surviving corporation of the First Merger merged (the “Second Merger,” and together with the First Merger, the “Mergers”) with and into Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.), a Delaware limited liability company and wholly-owned subsidiary of CECO (“Successor Sub”), in connection with which Met-Pro was renamed “Met-Pro Technologies LLC”.

The Mergers were effected pursuant to an Agreement and Plan of Merger, dated as of April 21, 2013, and amended as of August 5, 2013 (the “Merger Agreement”), by and among Met-Pro, CECO, Merger Sub and Successor Sub. The Merger Agreement and the transactions contemplated thereby, including the First Merger, were approved by Met-Pro’s board of directors on April 21, 2013 and by Met-Pro’s shareholders at a special meeting of shareholders held on August 26, 2013 (the “Special Meeting”), as described in more detail under Item 5.07 below.

Under the terms of the Merger Agreement:

•

In the First Merger, Met-Pro shareholders had the option to elect to exchange each share of Met-Pro common stock held by them immediately prior to the effective time of the First Merger for either (i) $13.75 in cash, without interest, or (ii) shares of CECO common stock valued at $13.75, based on the volume weighted average trading price of CECO’s common stock for the 15-trading day period ending on August 26, 2013, the last trading day before the closing of the First Merger (the “CECO Trading Price”), subject to a collar so that there was a maximum exchange ratio of 1.3520 shares of CECO common stock for each share of Met-Pro common stock and a minimum of 1.0000 share of CECO common stock for each share of Met-Pro common stock, subject to certain exceptions and with overall elections subject to proration so that approximately 53% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger (treating all restricted stock units as outstanding shares and all in-the-money options as outstanding shares calculated using the treasury share method (“Equity Award Shares”)) would be exchanged for cash (which, together with the amount of cash paid for Equity Award Shares, was capped at $109.5 million) and approximately 47% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger would be converted into the right to receive shares of CECO common stock.

•

The CECO Trading Price was $12.6814. As a result, at the effective time of the First Merger, (i) 51.6% of the shares of Met-Pro common stock converted into the right to receive $13.75 in cash, without interest, per share, for an approximate total of $104,419,281 in cash consideration, and (ii) each of the remaining shares of Met-Pro common stock converted into the right to receive 1.0843 shares of CECO common stock, or an approximate total of 7,726,235 shares of CECO common stock. CECO will fund the cash portion of the merger consideration from cash-on-hand (including Met-Pro cash-on-hand) and a new credit facility.

•

No fractional shares of CECO common stock will be issued to any Met-Pro shareholder in the First Merger. Each Met-Pro shareholder who would otherwise have been entitled to receive a fraction of a share of CECO common stock in the First Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $12.6814 (which represents the CECO Trading Price).

•

Holders of outstanding Met-Pro Equity Award Shares, including options and restricted stock units, will receive an aggregate amount of cash equal to $4,862,029 as consideration for the cancellation of the options and restricted stock units held by them as of immediately prior to the effective time of the First Merger. At the effective time of the First Merger, each option to purchase shares of Met-Pro common stock, to the extent it was outstanding and unexercised (“Met-Pro Options”), became fully vested, was automatically cancelled and ceased to exist, entitling the holder thereof to receive a cash payment (without interest) equal to the product of (i) the excess, if any, of $13.75 over the exercise price per share of such Met-Pro Options and (ii) the number of shares of Met-Pro common stock issuable upon exercise of such Met-Pro Options. Also at the effective time of the First Merger, each restricted stock unit granted under any Met-Pro stock plan (each a “Met-Pro RSU”) that was outstanding became fully vested, was automatically cancelled and ceased to exist, entitling the holder thereof to receive a cash payment (without interest) equal to the product of (1) the aggregate number of shares of Met-Pro common stock subject to such Met-Pro RSU and (2) $13.75.

Upon the effective time of the First Merger, holders of Met-Pro common stock immediately prior to the effective time of the First Merger ceased to have any rights as shareholders in Met-Pro (other than their right to receive the merger consideration described above). Also, immediately prior to the effective time of the First Merger, the Rights Agreement, by and between Met-Pro and American Stock Transfer and Trust Company, LLC, dated as of January 6, 2000 and amended as of December 11, 2009 and April 21, 2013 (the “Rights Agreement”), automatically terminated in all respects without any further obligation or consideration payable to former Met-Pro shareholders or former holders of Met-Pro’s Preferred Shares Purchase Rights (as such term is defined in the Rights Agreement).

Based upon the final mix of cash and stock merger consideration described above and the trading price of CECO common stock on the closing date of the Mergers, Met-Pro and CECO will report the Mergers as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. To review the tax consequences of the Mergers to them in greater detail, former Met-Pro shareholders should refer to Met-Pro’s and CECO’s joint proxy statement/prospectus filed with the SEC, dated July 25, 2013. Specifically, former Met-Pro shareholders should review the section of the joint proxy statement/prospectus entitled “Material United States Federal Income Tax Consequences” beginning on page 97 of the joint proxy statement/prospectus. Former Met-Pro shareholders are also encouraged to consult their tax advisors as to the tax consequences of the Mergers in their particular circumstances.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Met-Pro’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2013, and the full text of Amendment No. 1 to the Merger Agreement, which is attached as Exhibit 2.2 to Met-Pro’s Form 8-K filed with the SEC on August 8, 2013, each of which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2013, in connection with the completion of the First Merger, Met-Pro notified The New York Stock Exchange (the “NYSE”) that the First Merger had been completed, and requested that trading of shares of Met-Pro common stock on the NYSE be suspended prior to the opening of trading on August 28, 2013. In addition, on August 27, 2013, Met-Pro requested that the NYSE file with the SEC an application on Form 25 to delist Met-Pro’s common stock from the NYSE and deregister Met-Pro’s common stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Met-Pro intends to file a Form 15 requesting that Met-Pro’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated into this Item 3.03 by reference.

Because the effective time of the First Merger occurred prior to August 30, 2013, as previously disclosed, the Met-Pro quarterly dividend declared on June 5, 2013 to shareholders of record at the close of business on August 30, 2013 will not be paid to Met-Pro’s shareholders. However, CECO has agreed to set its record date for the payment of its third dividend occurring during its current fiscal year to occur on a date that is at least two business days after the effective time of the First Merger.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger, (i) the sole director of Merger Sub immediately prior to the effective time of the First Merger (Jason DeZwirek) became the sole director of the surviving corporation of the First Merger, and (ii) the officers of Merger Sub immediately prior to the effective time of the First Merger (Jason DeZwirek, Chairman; Jeffrey Lang, Chief Executive Officer and President; and Benton Cook, Interim Chief Financial Officer, Treasurer and Secretary) became the officers of the surviving corporation of the First Merger. The same individuals will constitute the sole member of the Board of Managers and the officers of Successor Sub immediately following the effective time of the Second Merger.

As a result, at the effective time of the First Merger, (i) each of George H. Glatfelter II, Raymond J. De Hont, Michael J. Morris, Judith Spires, Stanley W. Silverman and Robin Wiessmann resigned as members of Met-Pro’s board of directors, and (ii) each of Raymond J. De Hont, Neal E. Murphy, Edward J. Prajzner, Paul A. Tetley, Gregory C. Kimmer, Gennaro D’Alterio and Vincent J. Verdone ceased to be officers of Met-Pro.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger, Met-Pro’s Articles of Incorporation and Bylaws were amended and restated in their entirety in the forms attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

At the effective time of the Second Merger, Met-Pro’s corporate existence ceased as Met-Pro was merged with and into Successor Sub, and Successor Sub’s Certificate of Formation and Limited Liability Company Agreement, attached hereto as Exhibit 3.3 and Exhibit 3.4, respectively, continued as the Certificate of Formation and Limited Liability Company Agreement of the surviving entity of the Second Merger. Also at the effective time of the Second Merger, Successor Sub’s Certificate of Formation and Limited Liability Company Agreement were amended to change the name of Successor Sub to “Met-Pro Technologies LLC.”

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, 10,435,755 shares of Met-Pro common stock, or approximately 70.9% of the 14,719,681 shares of Met-Pro common stock issued and outstanding and entitled to vote at the Special Meeting, were present in person or by proxy.

At the Special Meeting, Met-Pro shareholders of record as of the close of business on July 19, 2013 considered: (1) a proposal to adopt the Merger Agreement, and to approve the transactions contemplated by the Merger Agreement, including the First Merger; (2) a non-binding advisory vote to approve the merger-related compensation that may become payable to Met-Pro’s named executive officers in connection with the Mergers; and (3) a proposal to approve an adjournment or postponement of the Special Meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies. The voting results at the Special Meeting with respect to each of the matters described above were as follows:

1.	The proposal to adopt the Merger Agreement, and to approve the transactions contemplated by the Merger Agreement, including the First Merger, was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,089,249	218,022	111,231	17,253

2.	The proposal to approve the merger-related compensation that may become payable to Met-Pro’s named executive officers in connection with the Mergers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,878,198	1,104,835	435,469	17,251

3.	The proposal to approve an adjournment or postponement of the Special Meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,538,383	734,178	163,192	0

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 21, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Met-Pro Corporation with the SEC on April 22, 2013).*

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 5, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.2 to the Form 8-K filed by Met-Pro Corporation with the SEC on August 8, 2013)

3.1	Amended and Restated Articles of Incorporation of Met-Pro Corporation

3.2	Amended and Restated Bylaws of Met-Pro Corporation

3.3	Certificate of Formation of Met-Pro Technologies LLC (formerly known as Mustang Acquisition II LLC)

3.4	Limited Liability Company Agreement of Met-Pro Technologies LLC (formerly known as Mustang Acquisition II LLC)

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. Met-Pro agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2013	MET-PRO TECHNOLOGIES LLC (successor by merger to MET-PRO CORPORATION)

	By:	/s/ Jeffrey Lang
Jeffrey Lang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 21, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Met-Pro Corporation with the SEC on April 22, 2013).*

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 5, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.2 to the Form 8-K filed by Met-Pro Corporation with the SEC on August 8, 2013)

3.1	Amended and Restated Articles of Incorporation of Met-Pro Corporation

3.2	Amended and Restated Bylaws of Met-Pro Corporation

3.3	Certificate of Formation of Met-Pro Technologies LLC (formerly known as Mustang Acquisition II LLC)

3.4	Limited Liability Company Agreement of Met-Pro Technologies LLC (formerly known as Mustang Acquisition II LLC)

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. Met-Pro agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.